For Immediate Release

Western Goldfields Announces First Quarter Results

✓	All first-quarter milestones met in bringing Mesquite Mine into production
✓	Mine fleet deliveries have already begun, and pre-stripping is expected to commence by June 2007
✓	First ore to the pad expected by January 2008
✓	Full production expected by April 2008

Toronto, Canada, May 2, 2007 - Western Goldfields, Inc. (TSX:WGI, OTC BB:WGDF.OB) today announced financial results for the three-month period ended March 31, 2007. The Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States (US GAAP). Dollar amounts are stated in U.S. dollars unless otherwise stated.

“Western Goldfields made significant progress in the first three months of 2007 toward bringing the Mesquite Mine into full production,” reported Mr. Randall Oliphant, Chairman. “We have met all of our first-quarter milestones and full production is expected to be less than one year away. Everything is now in place to make Mesquite a successful producing mine and to establish a platform for the growth of Western Goldfields.”

“The first deliveries of our mine fleet have arrived at the Mesquite Mine,” said Mr. Raymond Threlkeld, President and Chief Executive Officer. “Our pre-stripping is expected to commence in June, and we expect to see the first ore to the pad by January 2008. We are planning for full production of 165,000 ounces of gold annually by April 2008.”

“With the results of our drilling program which was commenced in September 2006, we were able to increase reserve and resource estimates at the Mesquite Mine, adding approximately two years to the initial 9-1/2 year project life,” continued Mr. Threlkeld. “We are presently exploring ways to increase annual production with our current planned mining fleet.”

In the first quarter of 2007, the Company completed a common share equity financing, which provided the Company with net proceeds of $59.2 million. On March 30, 2007, the Company entered into a new term loan facility with Investec Bank (UK) Limited under which the Company will be able to borrow up to $105 million. The availability of funds under the term loan facility is subject to certain conditions, including entering into an acceptable gold hedging program for approximately 450,000 ounces, the resolution of certain ancillary agreements and the delivery of the usual and customary documents, opinions and certificates. The Company plans to draw $85 million under this term loan facility for the development of the Mesquite Mine. The balance will be available for other corporate purposes until late 2009. This agreement, together with the first quarter equity financing, completes the financing requirements for the development of the Mesquite Mine.

In March, the Company announced increases to its reserve and resource estimates. Proven and Probable reserves increased to 2.77 million ounces of gold from 2.36 million ounces announced in August 2006, which represents an increase of 17%. Measured and Indicated resources (inclusive of mineral reserves) increased to 3.87 million ounces of gold from the previously announced 3.61 million ounces. Based on these results, the Company has increased the life of the Mesquite Mine by approximately two years.

Also in March, the Company announced that its Board of Directors had approved a plan to reorganize the Company’s corporate structure so that its place of incorporation will effectively be changed from Idaho, USA to Ontario, Canada, subject to approval by the Company’s shareholders at its annual meeting. This strategy will enable the Company to more quickly complete Corporate transactions requiring shareholder approval. The Company’s Board of Directors considers this an appropriate strategy in view of the pre-eminence of The Toronto Stock Exchange for mining company listings as well as the fact that, as at April 25, 2007, 55% of the Company’s shares were registered outside of the United States.

Mesquite Mine Development

The Company has made purchase commitments of $70.6 million for its mining fleet and related equipment for the development of the Mesquite Mine. As of March 31, 2007, equipment totaling $4.1 million was delivered to the site. In addition, the Company has planned capital spending of approximately $36.9 million in 2007 on other aspects of the mine expansion program, of which $4.4 million has been spent as at the end of the first quarter of 2007.

Since the end of the first quarter of 2007, Western Goldfields has been quickly ramping up the construction activities at the Mesquite Mine. Highlights include:

▪	The leach pad expansion contract has been awarded to N.A. Degerstrom, Inc. including ordering all pad liner material;
▪	The first O&K RH340 shovel has arrived in Los Angeles with shipping to the site planned for the first week of May;
▪	Delivery of the mine haul trucks remains on schedule in support of commencement of pre-stripping in June 2007;
▪	Despite a global shortage of mining truck tires, Mesquite Mine has a full inventory of tires for the initial fleet and is accepting delivery of additional tires to establish a tire inventory;
▪	The new mine truck shop building has been ordered;
▪	Certain site reclamation activities have been completed including the rinsing of the Vista heap leach pad and removal and salvage of redundant facilities; and
▪	All planned senior mine staff positions have been filled.

Western Goldfields has evaluated its pre-production capital spending program, with a particular emphasis on operating costs and compliance with California emissions standards. Our latest forecast for pre-production spending is $108.5 million, which reflects our decision to accelerate the acquisition of three haul trucks that were originally included in our 2008 production phase capital program and $1.6 million of additional development drilling. With the acceleration of the purchase of the three haul trucks, life-of-mine capital expenditures remain in line with previous estimates.

Financial Results

Western Goldfields reports net loss to common shareholders for the first quarter of 2007 of $2.6 million, or $0.03 per basic and diluted share from the sale of 1,875 ounces of gold, compared with a loss of $3.8 million, or $0.08 per basic and diluted share, for the corresponding 2006 quarter from the sale of 5,000 ounces of gold.

Liquidity and Capital Resources

At March 31, 2007, the Company’s cash balance was $57.1 million and working capital was $56.4 million. This represents a significant improvement in the Company’s financial position since December 31, 2006 when it reported cash of $5.5 million and working capital $4.6 million. The improved liquidity is due primarily to the equity offering of common shares in the first quarter of 2007 which raised net proceeds of $59.2 million. Liquidity was also improved through the conversion of warrants and the exercise of stock options for proceeds of $0.5 million.

Western Goldfields, Inc.

Western Goldfields is a gold producer focused on completing the expansion of its wholly-owned Mesquite Mine, located in Imperial County, California, and returning the mine to full production. The Mesquite Mine is the only multi-million ounce U.S. reserve not controlled by a major gold company. The Company is estimating average annual production of 165,000 ounces of gold from the mine at a total cost of sales of approximately $335 per ounce by April 2008. The estimated project life of the mine is 11-1/2 years. Western Goldfields is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol WGDF.OB. For further details regarding the Company, please visit www.westerngoldfields.com.

Further Information

For further information about the financial results of the Company, see the unaudited interim financial statements of the Company for the three months ended March 31, 2007 and the related management’s discussion and analysis, which will be filed on Form 10-QSB with the U.S. Securities and Exchange Commission and the applicable Canadian securities regulatory authorities and will be available under the profile of the Company on EDGAR and SEDAR.

This announcement does not constitute an offer of any securities for sale, or an offer or invitation to purchase any securities. In connection with the proposed reorganization, a registration statement on form S-4 has been filed with the Securities and Exchange Commission (“SEC”) containing a form of proxy statement/prospectus. Investors and security holders are urged to carefully read the proxy statement/prospectus regarding the proposed reorganization when it is finalized, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about the Company and the proposed reorganization, without charge, at the SEC’s web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Western Goldfields, Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada M4W 3E2, Attention: Julie Taylor, telephone: (416) 324-6000.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed reorganization. Information concerning the Company’s participants in the solicitation is set forth in the Company’s proxy statements and annual reports on Form 10-KSB, filed with SEC, and in the aforementioned proxy statement/prospectus relating to the reorganization.

Forward-Looking Information

Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as “intends”, “anticipates”, “believes”, “expects”, “plans” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, production and cost estimates, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the U.S. Securities and Exchange Commission, under the caption, “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors Concerning Estimates of Measured, Indicated and Inferred Resources

This press release uses the terms “measured”, “indicated” and/or “inferred” mineral resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States Securities and Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of mineral resources will ever be converted into mineral reserves. Inferred mineral resources have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable.

For further details, please visit www.westerngoldfields.com, or contact:
Ray Threlkeld, President and Chief Executive Officer
(416)-324-6005
rthrelkeld@westerngoldfields.com

Brian Penny, Chief Financial Officer
(416)-324-6002
bpenny@westerngoldfields.com

Julie Taylor Pantziris, Director, Regulatory Affairs and Investor Relations
(416)-324-6015
jtaylor@westerngoldfields.com

WESTERN GOLDFIELDS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)

ASSETS
CURRENT ASSETS
Cash	$57,146,615	$5,502,535
Receivables	321,499	223,507
Inventories	582,960	511,663
Prepaid expenses	1,057,351	841,636
TOTAL CURRENT ASSETS	59,108,424	7,079,341

Property, plant, and equipment, net of accumulated amortization and depreciation	4,171,445	4,328,512
Construction in progress	8,458,006	2,880,775
Investments - remediation and reclamation	6,272,215	6,337,006
Long-term deposits	332,433	329,146
Long-term prepaid expenses	971,643	1,009,555
Deferred stock offering / debt issuance costs	579,557	250,000
TOTAL OTHER ASSETS	20,785,298	15,134,994

TOTAL ASSETS	$79,893,722	$22,214,335

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$878,226	$1,663,080
Accounts payable to related party	20,249	31,165
Accrued expenses	1,830,923	835,740
Accrued expenses - related party	-	-
Accrued interest	-	-
Loan payable, current portion	-	-
TOTAL CURRENT LIABILITIES	2,729,398	2,529,985

LONG-TERM LIABILITIES
Reclamation and remediation liabilities	4,741,351	4,805,473

TOTAL LIABILITIES	7,470,749	7,335,458

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 25,000,000 shares authorized	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized;
113,001,648 and 78,452,876 shares issued and outstanding,
respectively	1,130,017	784,529
Additional paid-in capital	91,729,025	32,100,269
Stock options and warrants	7,883,188	7,674,270
Accumulated deficit	(28,312,042)	(25,678,233)
Accumulated other comprehensive income	(7,215)	(1,958)
TOTAL STOCKHOLDERS' EQUITY	72,422,973	14,878,877

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$79,893,722	$22,214,335

WESTERN GOLDFIELDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES
Revenues from gold sales	$1,232,804	$2,774,628

COST OF GOODS SOLD
Mine operating costs	1,907,078	1,979,167
Mine site administration	430,899	327,782
Selling, transportation, and refining	5,375	9,342
Amortization and accretion	375,108	312,214
Royalties	44,937	102,860
Inventory adjustment	(134,661)	302,968
	2,628,736	3,034,333

GROSS PROFIT (LOSS)	(1,395,932)	(259,705)

EXPENSES
General and administrative	1,084,732	1,069,952
Stock based compensation	468,166	1,039,925
Exploration	283,332	438,957
	1,836,230	2,548,834

OPERATING LOSS	(3,232,162)	(2,808,539)

OTHER INCOME (EXPENSE)
Expenses of Romarco merger termination	-	(1,225,000)
Interest income	517,503	92,247
Interest expense	-	(20,434)
Gain on extinguishment of debt	-	142,949
(Loss) gain on foreign exchange	80,850	-
	598,353	(1,010,238)

LOSS BEFORE INCOME TAXES	(2,633,809)	(3,818,777)

INCOME TAXES	-	-

NET LOSS	(2,633,809)	(3,818,777)

PREFERRED STOCK DIVIDENDS AND DEEMED DIVIDENDS	-	(12,500)

NET LOSS TO COMMON STOCKHOLDERS	(2,633,809)	(3,831,277)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(5,257)	509

NET COMPREHENSIVE LOSS	$(2,639,066)	$(3,818,268)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.03)	$(0.08)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	102,882,801	49,729,533

WESTERN GOLDFIELDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,633,809)	$	$(3,818,777)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:

Amortization and depreciation	294,736		255,509
Accretion expense	84,294		58,867
Interest on investments - reclamation and remediation	(83,625)		(83,947)
Common stock issued for exploration assets and services	-		136,500
Stock based compensation	468,166		1,272,925
Changes in assets and liabilities:
Decrease (increase) in:
Accounts receivable	(97,992)		(3,551)
Inventories	(71,296)		273,359
Prepaid expenses	(177,803)		53,433
Deferred stock offering / debt issue costs	(329,557)		-
Long term deposits	(3,286)		(2,487)
Increase (decrease) in:
Accounts payable	(790,111)		182,700
Accounts payable - related parties	(10,916)		-
Accrued expenses	995,182		106,794
Accrued expenses - related parties	-		(45,834)
Accrued interest expense	-		(48,695)

Net cash provided (used) by operating activities	(2,356,017)		(1,663,204)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment, including construction in progress	(5,714,900)		(241,305)
Net cash provided (used) by investing activities	(5,714,900)		(241,305)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on loan	-		(2,205,186)
Common stock issued for cash	59,190,191		4,012,000
Warrants issued for cash	-		1,988,000
Exercise of options to purchase common stock	145,425		-
Exercise of warrants to purchase common stock	379,380		-
Net cash provided (used) by financing activities	59,714,996		3,794,814

Change in cash	51,644,079		1,890,305

Cash, beginning of period	5,502,535		52,387

Cash, end of period	$57,146,614		$$1,942,692

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-		$$69,130
Taxes paid	$-		$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Stock and warrants issued for services	$-		$1,272,925
Exploration fees and assets paid by issuance of stock	$-		$136,500